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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Metzler/Payden Investment Group:

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-87684 on Form N-1A of our report dated December 23, 2005 appearing in the Annual Report on Form N-CSR of The Metzler/Payden Investment Group, including European Emerging Markets Fund and European Growth Fund, for the year ended October 31, 2005, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of this Registration Statement.

We also consent to the reference to us as "experts" under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 24, 2006